UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003

VALERO L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Place
San Antonio, Texas	78212
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code: (210) 370-2000

_________________

Item 9. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of Valero L.P. intend to make presentations on December 9, 2003 at the Wachovia Securities Pipeline Conference, to discuss the financials, business plans and objectives of Valero L.P. Interested parties will be able to view the materials presented at the conference by visiting Valero L.P.'s web site at: www.valerolp.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P. By: Riverwalk Logistics, L.P. its general partner By: Valero GP, LLC its general partner

Date: December 8, 2003	By: /s/Bradley C. Barron Name: Bradley C. Barron Title: Corporate Secretary